Exhibit 33.1.2

Certification Regarding Compliance with Applicable Servicing Criteria

1.

Citi Residential Lending Inc. (“Citi RL” or the “Servicer”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB as of December 31, 2007 and for the period beginning on September 1, 2007 through and including December 31, 2007 (the “Reporting Period”), as set forth in Appendix D hereto. The transactions covered by this report include asset-backed securities transactions that were issued on or after January 1, 2006 that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for which Citi RL acted as master servicer or servicer involving first lien and second lien subprime residential mortgage loans as set forth on Appendix B (the “Platform”) pursuant to the related transaction documents listed on Appendix A;

2.

Citi RL has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities, and Citi RL elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix D hereto;

3.	Except as set forth in paragraph 4 below, Citi RL used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix D hereto are inapplicable to Citi RL based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.

Citi RL has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix C hereto;

6.

Citi RL has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix C hereto;

7.

Citi RL has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

8.

On September 1, 2007, the Ameriquest Mortgage Company’s servicing platform was acquired by Citi RL at which time, Citi RL became the successor servicer for each transaction serviced by Ameriquest Mortgage Company; and

9.	KPMG LLP, a registered public accounting firm, has issued an attestation report on Citi RL’s compliance with the applicable servicing criteria for the Reporting Period.

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March 14, 2008

CITI RESIDENTIAL LENDING INC.

By: /s/ Jane Johnson

Name: Jane Johnson

Title: Executive Vice President

Loan Servicing

By: /s/ Jule J. Keen

Name: Jule J. Keen

Title: Executive Vice President

Special Servicing

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Appendix A

1.     Pooling and Servicing Agreement dated as of January 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W1)

2.      Pooling and Servicing Agreement dated as of February 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W2)

3.     Pooling and Servicing Agreement dated as of February 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-R1)

4.      Pooling and Servicing Agreement dated as of March 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-R2)

5.      Pooling and Servicing Agreement dated as of March 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W3)

6.      Pooling and Servicing Agreement dated as of April 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W4)

7.      Pooling and Servicing Agreement dated as of May 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W5)

8.      Pooling and Servicing Agreement dated as of June 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-M1)

9.     Pooling and Servicing Agreement dated as of August 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-M2)

10.  Pooling and Servicing Agreement dated as of August 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association as servicers, Citibank, N.A. as trust administrator and U.S. Bank National Association as trustee. (CMLTI 2006-HE2)

11.  Pooling and Servicing Agreement dated as of September 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-M3)

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12.  Pooling and Servicing Agreement dated as of September 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company as servicer, Citibank, N.A. as trust administrator and U.S. Bank National Association as trustee. (CMLTI 2006-AMC1)

13.  Pooling and Servicing Agreement dated as of October 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company, Wells Fargo Bank, N.A. and Opteum Financial Services, LLC as servicers, Wells Fargo Bank, N.A. as master servicer and trust administrator and U.S. Bank National Association as trustee. (CMLTI 2006-FX1)

14.  Pooling and Servicing Agreement dated as of June 1, 2007, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and U.S. Bank National Association as trustee. (CMLTI 2007-AMC4)

15.  the Servicing Agreement dated as of September 1, 2007, between Citigroup Global Markets Realty Corp. as owner and Citi Residential Lending Inc. as servicer (CMLTI 2007-10)

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Appendix B

1.              Argent Securities Trust 2006-W1, Asset-Backed Pass-Through Certificates, Series 2006-W1

2.              Argent Securities Trust 2006-W2, Asset-Backed Pass-Through Certificates, Series 2006-W2

3.              Ameriquest Mortgage Securities Trust 2006-R1, Asset-Backed Pass-Through Certificates, Series 2006-R1

4.              Ameriquest Mortgage Securities Trust 2006-R2, Asset-Backed Pass-Through Certificates, Series 2006-R2

5.              Argent Securities Trust 2006-W3, Asset-Backed Pass-Through Certificates, Series 2006-W3

6.              Argent Securities Trust 2006-W4, Asset-Backed Pass-Through Certificates, Series 2006-W4

7.              Argent Securities Trust 2006-W5, Asset-Backed Pass-Through Certificates, Series 2006-W5

8.              Argent Securities Trust 2006-M1, Asset-Backed Pass-Through Certificates, Series 2006-M1

9.              Argent Securities Trust 2006-M2, Asset-Backed Pass-Through Certificates, Series 2006-M2

10.          Citigroup Mortgage Loan Trust 2006-HE2, Asset-Backed Pass-Through Certificates, Series 2006-HE2 (“CMLTI 2006-HE2”)

11.          Ameriquest Mortgage Securities Trust 2006-M3, Asset-Backed Pass-Through Certificates, Series 2006-M3

12.          Citigroup Mortgage Loan Trust 2006-AMC1, Asset-Backed Pass-Through Certificates, Series 2006-AMC1 (“CMLTI 2006-AMC1”)

13.          Citigroup Mortgage Loan Trust 2006-FX1, Asset-Backed Pass-Through Certificates, Series 2006-FX1 (“CMLTI 2006-FX1”)

14.          Citigroup Mortgage Loan Trust 2007-AMC4, Asset-Backed Pass-Through Certificates, Series 2007-AMC4

15.          Citigroup Mortgage Loan Trust 2007-10, Mortgage Pass-Through Certificates, Series 2007-10

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Appendix C

Material instances of noncompliance by the Servicer

Regulation AB Item – 1122(d)(4)(vi) – In certain instances, the Servicer did not obtain all documentation required by the transaction documents with respect to modifications. The Servicer has since reviewed its internal procedures regarding documentation required for loan modifications and has plans to implement changes which are meant to prevent future instances of non-compliance.

Regulation AB Item 1122(d)(4)(vii) – The Servicer did not obtain all documentation as required by the transaction documents with respect to loss mitigation and recovery actions. The Servicer has since reviewed its internal procedures regarding loss mitigation and recovery actions and has plans to implement changes which are meant to prevent future instances of non-compliance.

Regulation AB Item 1122(d)(4)(xiv) – In certain instances, the Servicer did not obtain all documentation required by its internal policies regarding charged off assets. The Servicer has since reviewed its internal procedures regarding loss mitigation and recovery actions and has plans to implement changes which are meant to prevent future instances of non-compliance.

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Appendix D

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by the Servicer	Performed by Vendor(s) for which the Servicer is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Servicer is NOT the Responsible Party (1)	NOT performed by the Servicer or by subservicer(s) or vendor(s) retained by the Servicer (2)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X		X (3)

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1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

		X(4)		X(4)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X(5)		X(5)
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X (6)	X (6)	X
1122(d)(4)(ii)	Mortgage loans and related documents are safeguarded as required by the transaction agreements	X (7)	X (7)	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

		X	X (8)

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1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X (9)
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X (9)(10)
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

		X (11)	X (11)
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X
(1)

The activities pertaining to these criteria or portions of these criteria are performed by Vendors retained by the Servicer which provided an Item 1122 management assessment of compliance and accompanying attestation report.

(2)

These criteria are inapplicable to the Platform as of December 31, 2007 and for the Reporting Period since the Servicer, directly or through Vendors for which the Servicer has elected to take responsibility for assessing compliance with the applicable servicing criteria, was not required to perform any related activities.

(3)

The Servicer has obtained an Item 1122 management assessment of compliance and accompanying attestation report from a Vendor regarding any unissued checks solely in the possession and control of such Vendor.

(4)

The Servicer asserts to this item only as it relates to its responsibility under each of the related transaction documents. The Servicer maintains and prepares certain reports and delivers such reports to the related trustee/trust administrator under each of the related transaction documents. The Servicer’s assertion to this item omits subpart (C) as the Servicer is not required to file reports with the Commission under the transaction documents.

(5)

The Servicer asserts to this item only as it relates to its responsibility under each of the related transaction documents, which requires the Servicer to calculate certain amounts collected for the pool assets it is responsible for and remit such amounts to the trustee/trust administrator under each of the related transaction documents. The Servicer makes no remittances or other distributions directly to certificateholders.

(6)

The Servicer asserts to this item only as it relates to its responsibility under each of the related transaction documents. The Servicer maintains collateral or security on pool assets only upon foreclosure, collection of insurance or other necessary servicing functions as appropriate for the servicing of a pool asset. The Servicer has also elected to take responsibility for assessing compliance with a portion of such servicing activity as permitted by Interpretation 17.06 with respect to collateral and security on mortgage loan files while held by Vendors who are pursuing loss mitigation or recovery actions.

(7)

The Servicer has elected to take responsibility for assessing compliance with a portion of such servicing activity as permitted by Interpretation 17.06 with respect to the safeguarding of mortgage loan files and related documents while held by Vendors who are pursuing loss mitigation or recovery actions. The Servicer also safeguards collateral or security on pool assets upon payment in full of a pool asset upon foreclosure.

(8)

The Servicer has elected to take responsibility for assessing compliance with a portion of such servicing activity as permitted by Interpretation 17.06 with respect those actions pursued for loss mitigation or recovery which are performed by Vendors.

(9)

The responsibility for complying with these criteria is the responsibility of one or more Vendors from whom the Servicer has obtained an Item 1122 management assessment of compliance and accompanying attestation report related to such servicing functions.

(10)	The Servicer obtained an 1122 Report from one of its Vendors, Assurant, which noted a material instance of noncompliance with this criterion.
(11)

This item is performed directly by the Servicer only as it relates to processing of insurance payments. Tax payments are processed by a Vendor for which the Servicer has obtained an Item 1122 attestation report from the Vendor performing such activities.

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